Exhibit 10.4

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is entered into, effective as of ______________, 2013, between Roomlinx, Inc., a Nevada corporation (the “Company”) and __________ (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as executive officers the most capable persons available;

WHEREAS, Indemnitee is an executive officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against executive officers of corporations; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued and effective service to the Company, and in order to induce Indemnitee to provide continued services to the Company as an executive officer, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement and for the coverage of Indemnitee under the Company’s liability insurance policies.

NOW, THEREFORE, in consideration of the above premises and of Indemnitee’s continuing to serve as an executive officer of the Company and intending to be legally bound hereby, the parties agree as follows:

1.        Certain Definitions.

(a)          Board: The Board of Directors of the Company.

(b)          Change in Control: A Change in Control shall be deemed to occur if:

(i)          any “person,” as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”), as modified and used in Section 13(d) and 14(d) thereof (but not including (a) the Company or any of its subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) (hereinafter a “Person”) is or becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, excluding an acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)         during any period of two consecutive years beginning on the date hereof, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into any agreement with the Company to effect a transaction described in Clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (each such director, a “Continuing Director”), cease for any reason to constitute a majority thereof; or

(iii)        the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv)         the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(c)          Disinterested Director: A director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)          Expenses: Any expense, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, including accountants and other advisors, travel expenses, duplicating costs, postage, delivery service fees, filing fees, and all other disbursements or expenses of the types typically paid or incurred in connection with investigating, defending, being a witness in, or participating (including on appeal), or preparing for any of the foregoing, in any Proceeding relating to any Indemnifiable Event, and any expenses of establishing a right to indemnification under any of Sections 2, 4 or 5 of this Agreement, in each case, to the extent actually and reasonably incurred.

(e)          Indemnifiable Costs: Any cost that is eligible for indemnification pursuant to applicable law, including, without limitation, any and all Expenses, liability or loss, judgments, fines and amounts paid in settlement and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement.

(f)          Indemnifiable Event: Any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director of the Company, or while a director is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director of the Company, or in any other capacity, as described above.

(g)          Independent Counsel: means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent: (i) the Company or any of its subsidiaries or affiliates, (ii) the Indemnitee or (iii) any other party to the Proceeding giving rise to a claim for indemnification or Expense Advances hereunder, in any matter (other than with respect to matters relating to indemnification and advancement of expenses). No law firm or lawyer shall qualify to serve as Independent Counsel if that person would, under the applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Indemnitee shall select a law firm or member of a law firm to serve as Independent Counsel, subject to the consent of the Company, which consent shall not be unreasonably withheld. Subject to the foregoing, any law firm or a member of a law firm in the Am Law 200 shall be presumed to qualify as Independent Counsel. In the event that the Indemnitee and the Company are unable to agree upon the selection of the Independent Counsel, the parties shall first try to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association. Any dispute that cannot be resolved by mediation shall be finally resolved by arbitration by the American Arbitration Association under its Commercial Arbitration Rules. The fees for any such dispute resolution procedure shall be borne by the Company.

(h)          Proceeding: Any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative that relates to an Indemnifiable Event.

(i)          Reviewing Party: Reviewing Party shall have the meaning ascribed to such term in Section 3.

2.          Agreement to Indemnify.

(a)          General Agreement regarding Indemnification. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against Indemnifiable Costs, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto); provided that the Company’s commitment set forth in this Section 2(a) to indemnify the Indemnitee shall be subject to the limitations and procedural requirements set forth in this Agreement.

(b)          Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Indemnifiable Costs, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(c)          Advancement of Expenses.   If so requested by Indemnitee, the Company shall advance to Indemnitee, to the fullest extent permitted by applicable law, any and all Expenses incurred by Indemnitee (an “Expense Advance” or an “Advance”) within 10 calendar days after the receipt by the Company of a request from Indemnitee for an Advance, whether prior to or after final disposition of any Proceeding. Indemnitee shall, and hereby undertakes to, repay to the Company any funds advanced to Indemnitee or paid on his or her behalf if it shall ultimately be determined that Indemnitee is not entitled to indemnification. Indemnitee shall make any such repayment promptly following written notice of any such determination. Payment by the Company of Indemnitee’s expenses in connection with any Proceeding in advance of the final disposition thereof shall not be deemed an admission by the Company that it shall ultimately be determined that Indemnitee is entitled to indemnification. Any request for an Expense Advance shall be accompanied by an itemization of the Expenses for which advancement is sought, and a reasonably detailed summary shall be provided if the Company so requests. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction in the State of Nevada to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

(d)          Exception to Obligation to Indemnify and Advance Expenses. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; or (ii) the Proceeding is one to enforce indemnification rights under this Agreement, including Section 5.

3.          Reviewing Party.

(a)          Definition of Reviewing Party. Other than as contemplated by Section 3(b), the person, persons or entity who shall determine whether Indemnitee is entitled to indemnification in the first instance (“the Reviewing Party”) shall be (i) the Board of Directors of the Company acting by a majority vote of a quorum of Disinterested Directors or (ii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written determination to the Board of Directors, a copy of which shall be delivered to Indemnitee.

(b)          Reviewing Party Following Change in Control.   After a Change in Control, the Reviewing Party shall be the Independent Counsel. With respect to all matters arising from such a Change in Control concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s Articles of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from the Independent Counsel. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

4.           Indemnification Process and Appeal.

(a)          Indemnification Payment.

(i)          The determination with respect to Indemnitee’s entitlement to indemnification shall, to the extent practicable, be made by the Reviewing Party not later than 30 calendar days after receipt by the Company of a written demand on the Company for indemnification (which written demand shall include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification). The Reviewing Party making the determination with respect to Indemnitee’s entitlement to indemnification shall notify Indemnitee of such written determination no later than two business days thereafter.

(ii)         Unless the Reviewing Party has provided a written determination to the Company that Indemnitee is not entitled to indemnification under applicable law, Indemnitee shall be entitled to indemnification of Indemnifiable Costs, and shall receive payment thereof, from the Company in accordance with this Agreement as early as practicable, but not later than 10 business days after the Reviewing Party has made its determination with respect to Indemnitee’s entitlement to indemnification.

(b)          Suit to Enforce Rights.   If (i) no determination of entitlement to indemnification shall have been made within the time limitation for such a determination set forth in Section 4(a)(i), (ii) payment of indemnification pursuant to Section 4(a)(ii) is not made within the period permitted for such payment by such section, (iii) the Reviewing Party determines pursuant to Section 4(a) that Indemnitee is not entitled to indemnification under this Agreement, or (iv) Indemnitee has not received advancement of Expenses within the time period permitted for such advancement by Section 2(c), then Indemnitee shall have the right to enforce the indemnification rights granted under this Agreement by commencing litigation in any court of competent jurisdiction in the State of Nevada seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by the Indemnitee within six months of the date of the Reviewing Party’s determination shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee in law or equity.

(c)          Defense to Indemnification, Burden of Proof, and Presumptions.

(i)           To the maximum extent permitted by applicable law in making a determination with respect to entitlement to indemnification (or payment of Expense Advances) hereunder, the Reviewing Party shall presume that an Indemnitee is entitled to indemnification (or payment of Expense Advances) under this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by the Reviewing Party of any determination contrary to that presumption.

(ii)         It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed.

(iii)        For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

5.          Indemnification for Expenses Incurred in Enforcing Rights.   The Company shall indemnify Indemnitee against any and all Expenses to the fullest extent permitted by law and, if requested by Indemnitee pursuant to the procedures set forth in Section 2(c), shall advance such Expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:

(a)          enforcement of this Agreement;

(b)          indemnification of Indemnifiable Costs or Expense Advances by the Company under this Agreement or any other agreement or under applicable law or the Company’s Articles of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events; and/or

(c)          recovery under directors’ and officers’ liability insurance policies maintained by the Company.

6.           Notification and Defense of Proceeding.

(a)          Notice.   Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof. The failure to notify or promptly notify the Company shall not relieve the Company from any liability which it may have to the Indemnitee otherwise than under this Agreement, and shall not relieve the Company from liability hereunder except to the extent the Company has been materially prejudiced or as further provided in Section 6(c).

(b)          Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel selected by the Company and reasonably acceptable to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ separate counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel, or (iv) the Company shall not within 60 calendar days in fact have employed counsel to assume the defense of such Proceeding, in each of which case all Expenses of the Proceeding shall be borne by the Company. If the Company has selected counsel to represent Indemnitee and other current and former directors, officers or employees of the Company in the defense of a Proceeding, and a majority of such persons, including Indemnitee, reasonably object to such counsel selected by the Company pursuant to the first sentence of this Section 6(b), then such persons, including Indemnitee, shall be permitted to employ one additional counsel(s) and local counsel of their choice and the reasonable fees and expenses of such counsel(s) shall be at the expense of the Company; provided, however, that such counsel shall, if required by any company with which the Company obtains or maintains insurance, be approved by such company or chosen from amongst the list of counsel approved by such company. In the event separate counsel(s) is retained by Indemnitee and/or by a group of persons including Indemnitee pursuant to this Section 6(b), the Company shall cooperate with such counsel(s) with respect to the defense of the Proceeding, including making documents, witnesses and other information related to the defense available to such separate counsel(s) pursuant to joint-defense agreements or confidentiality agreements, as appropriate. The Company shall not be entitled to assume the defense of any Proceeding (x) brought by or on behalf of the Company, (y) as to which Indemnitee shall have made the determination provided for in clause (ii) above or (z) as to which Independent Counsel has approved the employment of counsel by Indemnitee in accordance with clause (iii) above.

(c)          Settlement of Claims.   The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall not settle any Proceeding in any manner that would impose any monetary damages, penalty or limitation on Indemnitee without Indemnitee’s prior written consent. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

7.          Non-Exclusivity.   The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the laws of the State of Nevada, the Company’s Articles of Incorporation, Bylaws, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Articles of Incorporation, Bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

8.          Liability Insurance.   The Company shall use its best efforts (a) to continue to maintain in effect directors’ and officers’ insurance policies and fiduciary liability insurance policies (collectively, “D&O Insurance Policies”) with terms, conditions, retentions and limits of liability that are at least as favorable as those contained in the Company’s D&O Insurance Policies in effect as of the date hereof (D&O Insurance Policies containing such terms, conditions, retentions and limits of liability, referred to herein as “Comparable D&O Insurance Policies”), and, for so long as Indemnitee serves as a director of the Company and for a period of six (6) years thereafter, to cause Indemnitee to be covered under such Comparable D&O Insurance Policies in accordance with their respective terms, and (b) for a period of not less than six (6) years following the occurrence of (i) a Change in Control or (ii) the Company ceasing to operate its business as a going concern, to maintain in effect Comparable D&O Insurance Policies, and, until the earlier of (x) such time as the Company is no longer required to maintain such Comparable D&O Insurance Policies pursuant to this clause (b) or (y) the sixth (6th) anniversary of Indemnitee ceasing to serve as a director of the Company, to cause Indemnitee to be covered under such Comparable D&O Insurance Policies in accordance with their respective terms. In the event the Company, at any time it is required to maintain Comparable D&O Insurance Policies pursuant to the foregoing sentence, is not able to obtain Comparable D&O Insurance Policies, the Company shall be obligated to maintain D&O Insurance Policies with the best coverage then available for the time periods provided in, and otherwise in accordance with the terms of, the foregoing sentence.

9.          Amendment of this Agreement.   No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

10.        Subrogation.   In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

11.        No Duplication or Shortfall of Payments.   The Company shall make any payment required to be made under this Agreement to the extent, but only to the extent, Indemnitee has not otherwise actually received payment (whether under the Company’s Articles of Incorporation, the Company’s Bylaws, any insurance policy, by law, or otherwise) of the amounts otherwise payable hereunder.

12.        Binding Effect.   This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the Company’s request.

13.         Severability.   If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

14.         Governing Law.   This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws, except to the extent that the laws of the State of Nevada are mandatorily applicable.

15.         Notices.   All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, transmitted by facsimile upon confirmation that such facsimile has been received or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

Roomlinx, Inc.

11101 W 120th Avenue, Suite 200

Broomfield, CO 80021

Attn: Michael Wasik

Fax: (303) 554-1110

and

to Indemnitee at:

___________________

___________________

___________________

Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

* * *

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day first written above.

COMPANY:	ROOMLINX, INC.

By:
		Name:	Michael Wasik
		Title:	Chief Executive Officer

INDEMNITEE:

Name: